UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2012

PRINCETON SECURITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141482	20-5506885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303C College Road
Princeton, New Jersey 08540
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (609) 924-7310

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On June 13, 2012, Princeton Security Technologies, Inc., a Nevada corporation (“Princeton” or the "Company"), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thermo Fisher Scientific Inc., a Delaware corporation (“Parent”), and PLMR Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Princeton (the “Merger”), with Princeton as the surviving corporation, at which time Princeton will become a wholly-owned subsidiary of Parent.  At the Effective Time, each issued and outstanding share of Princeton common stock (other than shares of Princeton common stock held by stockholders who have exercised their dissenters’ rights under Chapter 92A of the Nevada Revised Statutes (“Dissenters’ Rights”)) will be automatically converted into the right to receive $0.89 per share, in cash (the “Merger Consideration”).  Additionally, at the Effective Time, each outstanding option to purchase shares of Princeton’s common stock issued under Princeton’s equity incentive plan, whether such option is vested or unvested, will be cancelled and converted into the right to receive, with respect to each share of common stock subject to such option, an amount equal to the excess, if any, of the Merger Consideration over the applicable exercise price of such option.  Since Princeton Security has no stock options outstanding with an exercise price less than $0.89 per share, Princeton Security expects that all outstanding stock options will be cancelled at the effective time of the Merger without the payment of any additional consideration.

The Merger Agreement includes customary representations, warranties and covenants of Princeton, Parent and Merger Sub.  The covenants include, among others, Princeton’s agreement to operate its business in the ordinary course until the Merger is completed, obtain the approval of the holders of a majority of the outstanding shares of Princeton common stock (the “Company Stockholder Approval”) and not engage in certain solicitation activities regarding alternative acquisition proposals subject to the terms of the Merger Agreement.

Completion of the Merger is subject to customary closing conditions, which include the absence of any Company material adverse effect, the expiration of the time period for the holders of Princeton common stock to exercise their Dissenters’ Rights with not more than 10% of the issued and outstanding shares of Princeton common stock permitted to be dissenting shares, and the continued effectiveness of an agreement between Thermo Fisher and Juhani Taskinen, President and CEO of the Company, and a corporation controlled by him (collectively, the “Significant Shareholders”), pursuant to which the Significant Shareholders agree to indemnify Thermo Fisher for certain breaches of representations, warranties and covenants of the Company and such shareholders and a severance payment is acknowledged to be paid to Mr. Taskinen upon the closing of the Merger.

The Merger Agreement is subject to customary termination provisions, including the ability of Parent or Princeton to terminate the Merger Agreement if the Merger shall not have been completed on or before August 10, 2012.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding their respective terms.  It is not intended to provide any other factual information about Princeton, Parent or Merger Sub.  The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Princeton or Parent or any of their respective subsidiaries or affiliates.

Additional Information

This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Princeton Common Stock. In connection with the Merger, Princeton will mail to its stockholders a notice, which will include additional information about the Merger and certain rights stockholders have in connection with the Merger (including Dissenters’ Rights).  Princeton stockholders are encouraged to read the notice carefully because it will contain important information about Princeton and the Merger.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements.  All statements included in this Current Report on Form 8-K concerning activities, events or developments that Princeton expects, believes or anticipates will or may occur in the future are forward-looking statements.  Actual results could differ materially from the results discussed in the forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Merger will not close because of a failure to satisfy one or more of the closing conditions and that Princeton’s business will have been adversely impacted during the pendency of the Merger.  Additional information on these and other risks, uncertainties and factors is included in Princeton’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 13, 2012, stockholders of Princeton holding 10,315,953 shares of Princeton common stock (or approximately 71.2% of the issued and outstanding shares of Princeton common stock) executed and delivered to Princeton and Parent written consents adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger, as a result of which the required Company Stockholder Approval has been obtained.

Item  7.01  Regulation FD Disclosure

On June 13, 2012, Princeton issued a press release announcing the execution of the Merger Agreement and the receipt of the Company Stockholder Approval.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.  The information in this Item 7.01 (including the exhibit hereto) relating to this announcement shall not be deemed filed under the rules and regulations of the Securities and Exchange Commission and shall not be deemed incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of June 13, 2012, by and among Thermo Fisher Scientific Inc., PLMR Inc. and Princeton Security Technologies, Inc.
99.1	Press Release, issued June 13, 2012, relating to the execution of the Merger Agreement by Thermo Fisher Scientific Inc., PLMR Inc. and Princeton Security Technologies, Inc.

Pursuant to Item 601(b)(2) of Regulation SK, the registrant hereby agrees to supplementally furnish to the Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON SECURITY TECHNOLOGIES, INC.
Date: June 13, 2012
By: /s/ Juhani Taskinen
Name: Juhani Taskinen
Title: CEO and President